Exhibit - 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-88912 on Form N-1A of our report dated November 23, 2021, relating to the financial statements and financial highlights of Lord Abbett Short Duration Tax Free Fund, Lord Abbett Intermediate Tax Free Fund, Lord Abbett National Tax-Free Income Fund, Lord Abbett High Income Municipal Bond Fund (formerly High Yield Municipal Bond Fund), Lord Abbett Short Duration High Income Municipal Bond Fund (formerly Short Duration High Yield Municipal Bond Fund), Lord Abbett California Tax-Free Income Fund, Lord Abbett New Jersey Tax-Free Income Fund, and Lord Abbett New York Tax-Free Income Fund, each a series of Lord Abbett Municipal Income Fund, Inc., appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Fund, Inc. for the year ended September 30, 2021, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 24, 2022